SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ]      Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Sec 240.14a-11(c) or Sec 240.14a-12

ALLEGIANCE BANC CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) of Schedule 14A
[   ]     $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(i)(3).
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11.
[   ]     Fee paid previously with preliminary materials.
[   ]     Check box if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



                           (logo here)
                            Allegiance
                         Banc Corporation






                     NOTICE OF ANNUAL MEETING
                               AND
                         PROXY STATEMENT























                  Annual Meeting of Shareholders
                           May 22, 1996

                   ALLEGIANCE BANC CORPORATION
                        4719 Hampden Lane
                    Bethesda, Maryland  20814

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD MAY 22, 1996

To the Shareholders:

     Notice is hereby given that, pursuant to call of its directors, the Annual Meeting of the shareholders of Allegiance Banc Corporation (the "Company")
will be held at the Residence Inn, 7335 Wisconsin Avenue, Bethesda, Maryland, on May 22, 1996, at 10:00 a.m. (the "Annual Meeting") for the purpose of considering and voting upon the following matters:
     1. The election of the five persons listed in the accompanying Proxy Statement as directors for a term of one year or until their successors have been elected and qualified.

     2. The ratification of the appointment of Stegman & Company, independent certified public accountants, as auditors of the Company and its subsidiary for the fiscal year ended December 31, 1996.

     3. The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     We recommend that you read the enclosed Annual Report and Proxy Statement, and encourage your attendance at the Annual Meeting.

     We urge you to sign and return the enclosed proxy in the enclosed, self-addressed, postage paid envelope to American Stock Transfer & Trust Company, as promptly as possible, regardless of whether or not you plan to attend the Annual Meeting in person. If you attend the meeting and decide you wish to vote in person, you have the right to revoke your proxy at any time prior to its use.

     The shareholders entitled to receive notice of and vote at the Annual Meeting or any adjournment or postponement thereof shall be those of record on the Company's books at the close of business on March 25, 1996.

                               By Order of the Board of Directors,

                               Mary C. McQuillen
                               Corporate Secretary

April 18, 1996
Please Note:   The prompt return of proxies will save the Corporation the expense of further requests for proxies in order to ensure a quorum. Thank you.

                      Allegiance Banc Corporation
                    Annual Meeting of Shareholders
                          to be held on
                           May 22, 1996

                         PROXY STATEMENT

     This Proxy Statement is being furnished to the shareholders of Allegiance Banc Corporation a Delaware corporation (the "Company"), 4719 Hampden Lane, Bethesda, Maryland 20814, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders on May 22, 1996 (the "Annual Meeting") and any adjournment or postponement thereof.

     The Annual Meeting will be held at the Residence Inn, 7335 Wisconsin
Avenue, Bethesda, Maryland on May 22, 1996 at 10:00 a.m.   If you attend the
meeting, you may also withdraw your proxy at that time. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about April 18, 1996.

                    VOTING RIGHTS AND PROXIES

     Only shareholders of record at the close of business on March 25, 1996 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 1,723,538 shares of common stock, par value $1.00 per share (the "Common Stock"), held by approximately 761 stockholders of record. Each share of Common Stock is entitled to one vote in the election of directors and upon all other matters to be presented at the Annual Meeting.

     All shares entitled to vote which are represented by a properly executed and unrevoked proxy received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given thereon. In the absence of instructions to the contrary, such shares will be voted FOR the election of the designated nominees for directors, and FOR the proposal to ratify the appointment of Stegman & Company as the Company's independent auditors for the fiscal year ending December 31, 1996. Persons appointed as proxies will also be entitled to vote in their discretion on other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Any proxy given by a shareholder may be revoked by the holder at any time before it is voted at the Annual Meeting by (I) attending the Annual Meeting and voting in person, (ii) filing a written notice of revocation with the Company prior to the Annual Meeting, or (iii) duly executing and delivering to the Company a proxy bearing a later date prior to the exercise of the proxy. Written notices of revocation of a proxy should be addressed to Leonard
L. Abel, Chairman of the Board, Allegiance Banc Corporation, 4719 Hampden Lane, Bethesda, Maryland 20814.
     The holders of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. In the event that less than a majority of the outstanding shares are present at the Annual Meeting, either in person or by proxy, a majority of the shares so represented may vote to adjourn the Annual Meeting from time to time without further notice.

     The election judges appointed for the meeting will tabulate the votes cast by proxy or in person at the meeting and determine whether or not a quorum is present. Where, as to any matter submitted to the shareholders for a vote, proxies are marked as abstentions (or shareholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter voted upon. Broker non-votes will also be considered present for purposes of determining a quorum but as unvoted for purposes of determining the approval of any matter voted upon. Abstentions and broker non-votes will have no effect on the vote of shareholders required for approval of any matter submitted for the vote of shareholders.

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1995 accompanies this Proxy Statement.

     The cost of this solicitation of proxies is being borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or telegram by officers, regular employees or directors of the Company or its subsidiary, Allegiance Bank, N.A. ("Allegiance" or the "Bank"), who will not be specially compensated for any such services. The Company also will request brokers, custodians and other nominees or fiduciaries to send proxy materials to and to obtain proxies from beneficial owners of Common Stock, and will reimburse such parties for their reasonable expenses in doing so. The Company also may determine to use paid solicitors to assist in the solicitation of proxies, although the Company currently has no contracts or arrangements with any such solicitors to do so.

                        VOTING SECURITIES

     All voting rights are vested exclusively in the holding of the Common Stock. The Company has no class of capital stock, other than the Common Stock, outstanding. Each share is entitled to one non-cumulative vote on each matter submitted to the vote of shareholders. As of the Record Date, there were 1,723,538 shares of Common Stock outstanding. The following are the only persons known to the Company who beneficially own more than 5% of the outstanding shares of Common Stock of the Company as of the Record Date.

     Name and Address              Amount and Nature          Percentage of
     Beneficial Owner              Beneficial Ownership       Common Stock

     Leonard L. Abel                     86,378 (1)             5.01%
     11209 Potomac Crest Drive
     Potomac, MD  20854

     William A. Koier                   108,270 (2)             6.24%
     3A Regatta Point Villas
      Rt. 7 Bolongo Bay
     St. Thomas, U.S. Virgin
         Islands  00802

    Thomas L. Phillips                 115,874 (3)              6.68%
     8709 Crider Brook Way
     Potomac, MD  20854

(1) Includes 3,000 shares held in a trust account of which Mr. Abel is the trustee, 49,350 shares owned jointly by Mr. Abel and his wife, who shares voting and investment power, and 4,186 shares owned individually by Mr. Abel's wife.

(2) Includes 34,500 shares owned jointly by Mr. Koier and his wife, who share voting and investment power. Includes 25,770 shares held by Mr. Koier as Trustee for the Koier Family Trust No. One and 3,000 shares held by
     Mr. Koier as Custodian for his step children. Includes presently exercisable warrants to purchase 12,000 shares of Common Stock.

(3) Includes 84,600 shares owned jointly by Mr. Phillips and his wife, who share voting and investment power and 450 shares owned individually by Mr. Phillips' wife. Includes 18,674 shares held by Mr.. Phillips as Trustee of the Thomas L. Phillips Revocable Trust. Includes presently exercisable warrants to purchase 12,000 shares of Common Stock.

                      ELECTION OF DIRECTORS

     The number of directors of the Company is currently set at five. The Company's Certificate of Incorporation and Bylaws provide that each director shall serve a one-year term, defined by annual meeting dates, or until their successors are elected and qualified. In the absence of a contrary designation on the enclosed form of proxy, proxies will be voted FOR the election of the following five nominees to serve as director of the Company until the 1997 Annual Meeting of Shareholders or until their successors are elected and qualified: Leonard L. Abel, Dudley C. Dworken, William A. Koier,
Ronald D. Paul and Thomas L. Phillips. Each of the nominees currently serves as a director of the Company and the Bank. In the event that any of the nominees for election as director shall be unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Each shareholder has the right to cast as many votes for each director as equals the number of shares held, but is not entitled to cumulate such votes in order to cast more votes for any one director than the number of shares held.

Directors and Executive Officers

     The following table sets forth as of the Record Date, the directors, nominees for director and executive officers of the Company, the number of shares of Common Stock beneficially owned by each of such persons, and the number of shares of Common Stock beneficially owned by all current directors and executive officers of the Company as a group. The amount and nature of beneficial ownership, except as otherwise noted in the table, represents shares over which a director, nominee or executive officer has sole voting and sole investment power.

                                                      Shares
Name and                  Principal Occupation      Beneficially  Percent of
Address of Owner   Age    for the Last Five Years      Owned     Common Stock

Leonard L. Abel     69   Retired Partner of           86,378(1)     5.01%
                         Kershenbaum, Abel, Kernus
                         and Wychulis (Accounting Firm);
                         Chairman of the Board
                         of the Company and Chairman
                         of the Bank.

Dudley C. Dworken   46   President of Curtis          41,200(2)      2.36%
                         Chevrolet since
                         May, 1989

William A. Koier    76   Investor; President,        108,270(3)      6.24%
                         Haven Construction Company

Ronald D. Paul      40   President, Ronald D.         67,222(4)      3.83%
                         Paul Companies
                         (Real Estate Investment
                         and Management)

Thomas L. Phillips  54   President, Phillips        115,874(5)       6.68%
                         Publishing International,
                         Inc. (Publishing)

H.L. Ward           49   President and                11,070(6)        *
                         Chief Executive Officer
                         of the Bank since January 1996;
                         Executive Vice President of
                         Allegiance Bank since September 1994;
                         Senior Vice President of Allegiance Bank since August 1992; Bank consultant prior thereto.

Charles V. Joyce, III    54   Chief Financial Officer  1,000(7)        *
                         of the Company and the Bank
                         since October 1995.
                         Self-employed as CPA/Consultant
                         since January 1992.
                         Vice President of American Security
                         Bank, N.A. prior thereto.

Total Directors and
Executive Officers as a Group
(7 persons)                                          431,014(8)       23.77%

 *   Less than 1% of shares of Common Stock.

(1) Includes 3,000 shares held in a trust account of which Mr. Abel is the trustee, 49,350 shares owned jointly by Mr. Abel and his wife, who shares voting and investment power, and 4,186 shares owned individually by Mr. Abel's wife. Mr. Abel has been a director and Chairman of the Board of Directors of the Company since 1987.

(2) Includes 11,700 shares held in trust accounts of which Mr. Dworken has voting authority. Includes presently exercisable warrants to purchase
     22,000 shares of Common Stock.   Mr. Dworken has been a director of the
     Company since 1987.

(3) Includes 34,500 shares owned jointly by Mr. Koier and his wife, who share voting and investment power. Includes 25,770 shares held by Mr. Koier as Trustee for the Koier Family Trust No. One and 3,000 shares held by
     Mr. Koier as custodian  for his step children.   Includes presently
     exercisable warrants to purchase 12,000 shares of Common Stock.
     Mr. Koier has been a director of the Company since 1988.

(4)  Includes 5,400 shares held in trust for Mr. Paul's daughters.
     Includes 2,802 shares of which Mr. Paul has voting authority. Includes presently exercisable warrants to purchase 32,000 shares of Common Stock of the Company. Mr. Paul has been a director of the Company since 1991 and President of the Company since May 1994.

(5) Includes 84,600 shares owned jointly by Mr. Phillips and his wife, who shares voting and investment power, 450 shares owned individually by Mr. Phillips' wife and 18,674 shares held by Mr. Phillips as Trustee of the Thomas L. Phillips Revocable Trust. Includes presently exercisable warrants to purchase 12,000 shares of Common Stock of the Company.
     Mr. Phillips has been a director of the Company since 1987.

(6) Includes presently exercisable options to purchase 10,970 shares of Common Stock.

(7) Represents presently exercisable options to purchase 1,000 shares of Common Stock.

(8) Assumes the exercise of all presently exercisable options and warrants to purchase shares of common stock held by directors and executive officers.

     Under the Securities Exchange Act of 1934 and the regulations promulgated thereunder, the Company's officers, directors and greater than ten percent shareholders are required to file on a timely basis certain reports of their ownership of or transactions relating to the Common Stock.

Meetings and Committees of the Board of  Directors of the Company

     The Board of Directors of the Company held 13 meetings during fiscal 1995; all of the directors were present at 75% or more of such meetings. There are no committees of the Board of the Company. The Board of Directors of Allegiance Bank, N.A. held monthly board meetings, and all directors were present at 75% or more of such meetings. Each member of the Bank Board of Directors attended 75% of the meetings of committees of which they are members, with the exception of Mr. Koier, who attended committee meetings
75% of the time except for the Credit Review Committee.

Allegiance Bank, N.A. has the following committees:

Loan Committee - This Committee met 22 times during 1995 to review and approve loan requests over the expressed loan authority of the Bank's loan officers. The Committee also grants loan authority to officers, approves charge-offs, reviews delinquent loans and provisions for loan losses.
Members of this Committee are William A. Koier, Chairman, Dudley C. Dworken, John R. Fernstrom, Ronald D. Paul, Linda Greer Spooner, and H.L. Ward.

Audit Committee - This Committee met 5 times during 1995 to review all Call Reports and other regulatory reporting, external and internal audit reports, consumer compliance audits and external credit reviews of the Bank.
Members of this Committee are Ronald A. Willoner, Chairman, Steven L. Fanaroff, John R. Fernstrom, Linda Greer Spooner, and William E. Knight.

Asset/Liability Committee - This Committee met 10 times during 1995 to review the previous quarter's performance in relationship to asset and liability mix, investment strategy, liquidity and funds management. The Committee reviews future strategies and monitors management compliance with policy.
Members of this Committee are Ronald D. Paul, Chairman, William A. Koier, Dudley C. Dworken, Ronald A. Willoner, and H.L. Ward.

Compensation Committee - This Committee met 4 times during 1995 to review the performance of the Bank's executive officers. It also reviews the Bank's total compensation and benefits package, including director fees, insurance, vacation, 401(K) plan contributions, stock options and all other benefits. Members of this Committee are Dudley C. Dworken, Chairman, Ronald D. Paul, and William A. Koier.

Community Reinvestment Act Committee - This Committee met 4 times during 1995 to monitor the Bank's progress under its CRA program. It reviews community ascertainment procedures and the resulting decisions that affect current and potential customers and services.
Members of this Committee are Linda Greer Spooner, Chairperson,
Dudley C. Dworken and H.L. Ward.

Credit Review Committee - This Committee met 6 times during 1995 to review delinquent, criticized and classified loans. It develops workout strategies to include forbearance agreements, new loan advances and re-negotiation of all terms and conditions and foreclosures. It also monitors the Allowance for Credit Losses and overall asset quality.
Members of this Committee are Ronald D. Paul, Chairman, John R. Fernstrom, H.L. Ward and William A. Koier.

Director Compensation

     Directors of the Company and Bank receive $200 for each Board or Committee
meeting attended and $250 for each meeting chaired.   Directors of the Company
and the Bank that are also full-time officers receive no additional compensation for attendance at such meetings. Mr. Abel received a fee of $42,996 for fiscal year 1995 as Chairman of the Company and the Bank. Mr. Paul was appointed President of the Company in May, 1994 and received an additional fee as President of $8,400 for fiscal year 1995. During 1995, the Company and the Bank paid fees of $117,546 in the aggregate to all directors.

     In February 1994, the Board of Directors approved the grant of warrants to purchase 6,000 shares as adjusted for the stock split of Common Stock to each director of the Company and the Bank other than Messrs. Abel and Beery. These warrants to purchase an aggregate of 102,000 shares of Common Stock are presently exercisable and provide for an exercise price of $5.00 per share and an expiration date of February 8, 1999. In May 1995, the Board of Directors approved additional grants of warrants to purchase 5,000, 10,000 and 20,000 shares of Common Stock to Messrs. Beery, Dworken and Paul, respectively.
These warrants have an exercise price of $6.50 per share, and an expiration date of June 27, 2000. Shares of Common Stock received upon exercise of the warrants are required to be held by the recipient thereof for a minimum of one year.

    EXECUTIVE OFFICERS' COMPENSATION AND CERTAIN TRANSACTIONS

Compensation - Overview

     In accordance with regulations enacted by the U.S. Securities and Exchange Commission, the Company is providing summarized tables of all compensation awarded to, earned by, or paid to certain executive officers for the fiscal years ended December 31, 1995, 1994, and 1993. During 1995, no salaries or other compensation were paid to any officers or employees of the Company in their capacity as such; except Mr. Ronald D. Paul, President of the Company since May 1995. As a director of the Company, Mr. Paul received directors fees and warrants to purchase Common Stock as noted elsewhere herein; however, he has received no salary, bonus, or other compensation in his capacity as President of the Company.

     The following table sets forth a comprehensive overview of the compensation for Mr. Thomas E. Beery, the Bank's President and Chief Executive Officer until December 31, 1995. No other executive officer received compensation in excess of $100,000 during 1995.

                     Summary Compensation Table

Name and           Fiscal                        Options and      Other
Principal Position  Year     Salary     Bonus    Warrants (1)   Compensation

Thomas E. Beery     1995    $132,500   $4,000     9,000          $ 5,127 (2)
Director,           1994    $125,000   $5,000     3,600          $12,252 (3)
CEO and President   1993    $115,000   $3,000     5,000          $ 8,414 (4)
of the Bank (5)

(1) During 1995, Mr. Beery received 4,000 employee stock options to purchase Common Stock at $6.50 expiring in 2000, and also received 5,000 director warrants to purchase Common Stock at $6.50 expiring in 2000.

(2) Includes $1,152 for the taxable portion of the premium for term group life insurance, and $3,975 for the 401(K) matching contribution in 1995.

(3) Includes $1,152 for the taxable portion of the premium for term group life insurance, $3,900 for the 401(K) matching contribution, and $7,200 for car allowance in 1994.

(4) Includes $1,046 for the taxable portion of the premium for term group life insurance, $2,568 for the 401(K) matching contribution, and $4,800 for car allowance in 1993.

(5) Mr. Beery resigned as an executive officer and director of the Company and the Bank on December 31, 1995. During 1996, Mr. Beery will serve as a consultant to the Bank; for such services he will receive fees in the aggregate amount of $137,138.

                Option Grants In Last Fiscal Year

                                                     Potential Realizable
            Number  of                                 Value at Assumed
            Securities Percentage Exercise              Annual Rate of
            Underlying of Total  or  Base             Stock Appreciation
              Options  Options    Price   Expiration  for Option Term (2)
Name          Granted  Granted  Per Share   Date          5%      10%

Thomas E.
 Beery(1)      4,000    17.02%      $6.50      2000    $8,051   $16,968

(1) Represents options granted pursuant to the Employee Stock Option Plan. Mr. Beery also received 5,000 director warrants exercisable at $6.50 per share in 1995.

(2) The assumed annual rates of appreciation in the table are shown for illustrative purposes only pursuant to applicable SEC requirements. Actual values realized on stock options are dependent on actual future performance of the Company's stock, among other factors. Accordingly, the amounts shown may not necessarily be realized.

        Aggregated Options Exercised in Last Fiscal Year, and Fiscal Year End Option Values

                                    Number of
                                    Securities
                                    Underlying     Value of
                                    Unexercise     Unexercised
                                    Options        In-the-Money
                                    at Fiscal      Options at
                 Shares             Year End       Fiscal Year End
                Acquired    Value  Exercisable/    Exercisable/
Name          on Exercise Realized Unexercisable   Uexercisable

Thomas E.
  Beery (1)        -0-      -0-     23,700/0         $84,720/0

(1)  Does not include unexercised warrants owned by Mr. Beery.

Employee Stock Option Plan

          The Board of Directors of the Company approved a five year Employee Stock Option Plan ("ESOP Plan") in January 1994, which was adopted at the 1994 Annual Meeting of Stockholders.
The purpose of the ESOP Plan was to provide a means whereby certain officers and employees of the Company, the Bank, or any other wholly-owned subsidiary of the Company, could be given an opportunity to purchase Common Stock of the Company under options which qualified as "qualified stock options" under the Internal Revenue Code. The ESOP Plan reserved 78,000 shares of the Company's Common Stock for issuance upon the exercise of options granted thereunder.
The ESOP Plan will terminate in May 1999, five years after the date of adoption. The number of options granted to employees in fiscal 1995 was recommended by the Compensation Committee and such options were issued at no less than the average of the bid and ask price at the close of business on the day on which the option was granted. As of the Record Date, there were outstanding options to purchase 79,005 shares of Common Stock which had been granted under the ESOP Plan. No options currently remain available for grant under the ESOP Plan, although options which are terminated or canceled without exercise may be reissued.

401(K) Plan

          The Bank currently  maintains a 401(K) Profit Sharing Plan
(the "Plan").   Employees who are eligible to participate in the Plan are
those who have been employed by the Bank or the Company for a least one year and work at least 1,000 hours during any Plan (calendar) year.At the beginning of each Plan year, the Compensation Committee determines the percentage that it will match of each eligible employee's contribution, which contribution is allocated among Plan participants with 1,000 hours of service during such year according to the following formula:

                         Matching Formula

     Employee % of Salary                 Bank matching %

               1%                             .50%
               2%                            1.00%
               3%                            1.50%
               4%                            2.00%
               5%                            2.50%
               6%                            3.00%

            Vesting Schedule for Matching Contribution

     Years of Service                             Annual Vesting Percentage

     Two Years                                             20%
     Three Years                                           50%
     Four Years                                           100%

          During the 1995 fiscal year, the Company and its subsidiaries contributed $39,382 to the Plan for all participants, including $3,975 contributed for Mr. Beery.

Related Party Transactions

          In the ordinary course of business, loans are made to officers and directors of the Company and the Bank and to entities with which they are affiliated. These loan are made on substantially the same terms and conditions as those prevailing at the time for comparable transactions with outsiders, and are not considered to involve more than the normal risk of collectability.

          For the years ended December 31, 1995, 1994 and 1993 an analysis of such loans, in the aggregate, is as follows:

                            1995           1994           1993

Balance at January 1     $3,329,604     $2,990,545     $3,209,821
New loans                 3,781,542      2,895,727      1,567,758
Repayments/Adjustments   (3,535,928)    (2,556,668)    (1,787,034)
Balance at December 31   $3,575,218     $3,329,604     $2,990,545

Compensation Committee Report

          The Compensation Committee of the Board of Directors of the Bank was established in fiscal 1987. Through this committee, the Company and the Bank have established and implemented an executive compensation policy that has been approved by the Board of Directors of the Company and covers the Executive Officer of the Bank named in the Summary Compensation Table.

Compensation Philosophy

          The Company's compensation philosophy is to provide executive officers with salaries that are competitive with those paid by institutions of similar size, performance and circumstances and with incentive compensation for the accomplishment of certain pre-established goals. The policy seeks to achieve a balance between base salary and incentives, with incentives reflecting both long and short-term goals and normally being intended to comprise less than 10% of the officer's total annual compensation. Annual increases to an executive officer's base salary are based, in part, on the officer's responsibilities, performance of those responsibilities and achievement of pre-established goals. Incentive compensation, generally in the form of salary increases, stock options, and bonuses is closely tied to individual performance, provided that certain overall corporate goals are met, in a manner that is intended to encourage continuous focus on enhancing shareholder value, continued profitability and teamwork.

          The Compensation Committee developed the fiscal 1995 compensation package for each Executive Officer, including salary and any incentive compensation, based on its review of selected local institutions and national and regional industry peer group data from the Sheshunoff Bank Executive and Director Compensation Survey, and 1995 evaluations of the performance of each executive officer. The factors considered by the Compensation Committee in evaluating the performance of an executive officer include the achievement of pre-established quantitative goals that are specific to the executive officer's responsibilities.

CEO Compensation

          As with other Executive Officers, the compensation paid to the CEO is a combination of salary, auto allowance, 401(K) contribution, health, life and disability insurance and stock options. To determine salary and other benefits, the Compensation Committee considered information regarding salaries paid to CEO's of banks with assets of $100 to $200 million within the area of Washington, D.C., Maryland and Virginia. Other factors considered by the Compensation Committee are achievement on reaching pre-determined goals including earnings, asset quality and growth.

          This report has been prepared by the Compensation Committee of the Board of Directors consisting of Mr. Dudley C. Dworken, Ronald D. Paul and William A. Koier.

Compensation Committee Interlocks and Insider Participation

          The members of the Compensation Committee presently include three outside Directors: Mr. Dudley C. Dworken, as Chairman, and Messrs.
Ronald D. Paul and William A. Koier. Until January 1996, Mr. Ronald E. Parr, a former director of the Company and the Bank, was a member of the Compensation Committee. Mr. Parr participated in determining 1995 compensation levels of the executive officers. None of these individuals, other than Mr. Paul, are or have been employed as an officer or employee of the Company or the Bank.

Performance Graph

          Set forth below is a line graph comparing the yearly percentage change in cumulative total shareholder return on the Company's Common Stock from January 1, 1991 through December 31, 1995. The Company's yearly percentage change in cumulative total shareholder return as shown is compared to the NASDAQ Market Index and a selected peer group index consisting of one hundred fifty-five Middle Atlantic banks published by Media General Financial Services. The return shown is based upon an investment of $100 on January 1, 1991 in the Company Common Stock, and indexed for the NASDAQ Stock Market (U.S. Companies) and the Bank's peer group, respectively.
The total return also assumes reinvestment of all dividends.

     For the electronic filing to the Securities and Exchange Commission on the EDGAR sytem, the data used to develop the peer group comparison in the performance graph (which was included in the printed copy of the proxy statement) is provided the following table:

                   Allegiance        NASDAQ      Media General
                     Banc            Stock     Financial Services
          Year    Corporation        Market       Peer Group

          1990        100.00           100.00          100.00
          1991         69.23           128.38          133.08
          1992         76.92           129.64          166.65
          1993         92.31           155.50          207.03
          1994        138.46           163.26          196.56
          1995        170.77           211.77          298.47


                         RATIFICATION OF
          APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          Upon the recommendation of the Audit Committee, the Board of Directors has reappointed the firm of Stegman & Company as independent auditors of the Company and the Bank for the year ending December 31, 1996 and recommends that shareholders ratify the appointment. The Company has been advised by Stegman & Company that neither the firm nor any of its associates has any relationship with the Company or the Bank other than the usual relationship that exists between independent certified public accountants and clients. Representatives of Stegman & Company are expected to be present at the
 Annual Meeting where they will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.


                          OTHER MATTERS


Proposals by Shareholders

          Shareholders may send proposals for inclusion in the proxy materials for the 1997 Annual Meeting of Shareholders of the Company to:

                        Mary C. McQuillen
                       Corporate Secretary
                   Allegiance Banc Corporation
                        4719 Hampden Lane
                     Bethesda, Maryland 20814

          All of such proposals must be received by the Company in writing not later than December 3, 1996 for inclusion in the Company's proxy statement and form of proxy relating to the meeting.

Other Business

          The Board of Directors of the Company is not aware of any matters which may be presented for action at the Annual Meeting other than those set forth above. However, with respect to any other business which may come before the meeting, the persons designated in the enclosed proxy will vote in accordance with their best judgment.

Form 10-K

          Upon receipt of a written request, the Company will deliver, without charge, to any shareholder of record entitled to vote at the Annual Meeting or to any beneficial owner of Common Stock, a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995, required to be filed with the SEC under the Exchange Act. Such written requests should be directed to Mary C. McQuillen, Corporate Secretary, Allegiance Banc Corporation, 4719 Hampden Lane, Bethesda, Maryland, 20814.

                                   By Order of the Board of Directors



                                   Mary C. McQuillen
                                   Corporate Secretary


April 18, 1996